EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to incorporation by reference in the Registration Statement of Packaged Ice, Inc. on Form S-8 of our report dated March 19, 1999, appearing in the Annual Report on Form 10-K of Packaged Ice, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 1999